                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                                   MARCH 2000

                SAUER INC.                     U.S. CORPORATION          HOLDING COMPANY
                ----------                  -----------------------  -----------------------
Sauer-Sundstrand Company..................  U.S. Corporation         Manufacturing
SUSA Holding of LaSalle County, Inc.......  U.S. Corporation         Real Property Holding
SUSA Holding of Story County, Inc.........  U.S. Corporation         Real Property Holding
SUSA Holding of Stephenson County, Inc....  U.S. Corporation         Real Property Holding
Control Concepts, Inc.....................  U.S. Corporation         Manufacturing
                                                                     Holding Company/General
Hydro-Gear, Inc...........................  U.S. Corporation         Partner
Hydro-Gear Limited Partnership............  U.S. Partnership         Manufacturing
Sauer-Sundstrand SpA......................  Italy Corporation        Manufacturing
Sauer-Sundstrand Ltd......................  U.K. Corporation         Manufacturing
Sauer-Sundstrand GB Ltd...................  U.K. Corporation         Inactive
Sauer-Sundstrand Ltda.....................  Brazil Limited           Sales Company
                                            Liability Company
Sauer-Sundstrand GmbH & Co................  Germany Partnership      Manufacturing
Custom Design Electronics of Sweden AB....  Sweden Corporation       Holding Company
NOB Electronik AB.........................  Sweden Corporation       Manufacturing
Sauer-Sundstrand Benelux BV...............  Netherlands Corporation  Sales Company
Sauer-Sundstrand Benelux NV...............  Belgium Corporation      Sales Company
Sauer-Sundstrand Hydraulique SA...........  France Corporation       Sales Company
Sauer-Sundstrand Svenska AB...............  Sweden Corporation       Sales Company
Sauer-Sundstrand (CS), s.r.o..............  Slovakia Corporation     Sales Company
Sauer Bibus GmbH..........................  Germany Corporation      Sales Company
Sauer-Sundstrand GmbH.....................  Germany Corporation      Holding Company/
                                                                      Management
Sauer Sundstrand a.s......................  Slovakia Corporation     Manufacturing
Sauer-Sundstrand Hydratec GmbH............  Germany Corporation      Sales Company-Inactive
Sauer-Sundstrand Iberica SA...............  Spain Corporation        Sales Company
Sauer Informatik GmbH.....................  Germany Corporation      Information Services
Sauer ZTS.................................  Slovakia Corporation     Manufacturing
Sauer Shanghai Hydrostatic
 Transmission Co. Ltd.....................  China Corporation        Manufacturing

                                       64